Exhibit 21

Name and address of organization*	Jurisdiction of:	Doing Business As**
U.S.

Inkware LLC	New Hampshire
One Vutek Place
Meredith, NH, 03253

Jetrion LLC	Michigan
1260 James L. Hart Parkway
Ypsilanti, MI 48197

Pace Partners, Inc.	Florida
1902 2nd Avenue North
Jacksonville Beach, FL 32250-2734

Pace Systems Group, Inc.	Florida
1902 2nd Avenue North
Jacksonville Beach, FL 32250-2734

Printcafe Software, Inc.	Delaware
40 24th Street
Pittsburgh, PA 15222

Profit Control Acquisition Group, LLC	Florida
1902 2nd Avenue North
Jacksonville Beach, FL 32250-2734

Raster Printers, Inc.	California
2192 Bering Drive
San Jose, CA 95131

VUTEk, Inc.	New Hampshire
One Vutek Place
Meredith, NH, 03253

FOREIGN

Electronics for Imaging Australia Pty Ltd	Australia
13-15 Ridge Street
North Sydney NSW 2060
Australia

VUTEk Belgium BVBA	Belgium
Ikaroslaan 20, B-1930
Zaventem, Belgium

EFI Brazil LTDA	Brazil	Electronics for Imaging do Brazil
Alameda Santos, 234
Suites 603 to 605
01418-000
Sao Paulo, SP
Brazil

EFI (Canada), Inc.	Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada M5L 1A9

Name and address of organization*	Jurisdiction of:	Doing Business As**
Electronics for Imaging, International	Cayman Islands
PW Corporate Services (Cayman) Ltd
PO Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands

EFI Holdings Ltd	Cayman Islands
Campbell Corporate Services Limited
Scotia Centre
P.O. Box 268GT
Grand Cayman

Electronics for Imaging France SARL	France	EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex
France

Electronics for Imaging GmbH	Germany	Best GmbH
Kaiserswertherstr
Strasse 115
D-40880 Ratingen
Duesseldorf, Germany

EFI Hungary Trading Ltd.	Hungary
Tatra u. 12/B
H-1136 Budapest
Hungary

Electronics for Imaging India Private Limited	India
427, 16th Main, 3rd Cross, 3rd Block
Koramangala,
Bangalore, Karnataka 560 038

EFI Ireland Imaging Solutions Investment Company Ltd	Ireland
85 Merrion Square
Dublin 2
Ireland

Electronics For Imaging Israel (2007) Ltd.	Israel
5b Hanagar Street
Hod Hasharon 45240
Israel

Electronics for Imaging Italia SRL	Italy
Centro Direzionale Milano Fiori
Strada 1, Palazzo FI
20090 Assago (Milano)
Italy

EFI KK	Japan	Electronics for Imaging KK
Shinjuku Island Wing 13F
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan

Name and address of organization*	Jurisdiction of:	Doing Business As**
Electronics For Imaging Japan YK	Japan
Shinjuku Oak Tower, 14 Fl.
6-8-1 Nishi-Shinjuku
Shinjuku-ku
Tokyo 163-6014
Japan

Electronics for Imaging Korea Co., Ltd.	Korea
37th Floor, ASEM Tower
159-1 Samsung-dong, Gangnam-gu
Seoul, Korea 135-798

Electronics For Imaging Luxembourg SARL	Luxembourg
2 Rue Hackin
L-1746 Luxembourg

EFI Sales Mexico, S.A. de C.V.	Mexico
Florencia No. 57, Floor 6-616
Juarez, Liverpool and Londres
Cuauhtemoc, C.P. 06600
Federal District, Mexico

Electronics for Imaging, B.V.	Netherlands
201-207 Boeing Avenue
1119 PD Schiphol-Rijk
The Netherlands

Electronics for Imaging Singapore Pte Ltd	Singapore
5 Shenton Way
#21-08A-11 & 12 UIC Building
Singapore 068808

Electronics for Imaging España S.L.	Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain

Electronics for Imaging AB	Sweden	Electronics for Imaging Sweden
Frösundaviks All 15 4tr
169 70 Solna
Sweden

Electronics for Imaging Holding GmbH	Switzerland
Kunzi Treuhand Controlling and Consulting
Attn: Thomas Kunzi
Industriestrasse 33
CH - 6300 Zug

Electronics for Imaging (Europe) Limited	UK	Electronics for Imaging UK
Stonebridge House
Padbury Oaks
Old Bath Road
Longford, Middlesex UB7 0EW
United Kingdom

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	Doing Business As names above have been listed only where they differ from the name of the subsidiary.